SCHEDULE A
                                   ICON FUNDS
                    (AS AMENDED, EFFECTIVE JANUARY 29, 2004)

I. Portfolios or Classes covered by Distribution Agreement that are no-load and have no 12b-1 fees:

     U.S. Equity Funds
     ICON Consumer Discretionary Fund
     ICON Energy Fund
     ICON Financial Fund
     ICON Healthcare Fund
     ICON Industrials Fund
     ICON Information Technology Fund
     ICON Leisure and Consumer Staples Fund
     ICON Materials Fund
     ICON Telecommunications & Utilities Fund

     ICON Bond Fund - Class Z Shares
     ICON Core Equity Fund - Class Z Shares
     ICON Covered Call Fund - Class Z Shares
     ICON Equity Income Fund - Class Z Shares
     ICON International Equity Fund
     (formerly ICON North Europe Region Fund)-Class Z Shares
     ICON Long/Short Fund - Class Z Shares

     Foreign Equity Funds
     ICON Asia-Pacific Region Fund
     ICON Europe Fund (formerly ICON South Europe Region Fund)
     ICON Western Hemisphere Fund

     Fixed Income Funds
     ICON Short-Term Fixed Income Fund

II.  Portfolios or Classes covered by Distribution Agreement with a 12b-1 plan:

     ICON Bond Fund - Class C and I Shares
     ICON Core Equity Fund - Class C and I Shares
     ICON Covered Call Fund - Class C and I Shares
     ICON Equity Income Fund - Class C and I Shares
     ICON International Equity Fund - Class C and I Shares
     ICON Long/Short Fund - Class C and I Shares

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IN WITNESS  WHEREOF,  the parties have duly  executed  this  amended  Schedule A effective as of January 29, 2004.

ICON Funds                                ICON DISTRIBUTORS, INC.

By: /s/ Erik L. Jonson                    By: /s/Andra C. Ozols
    -----------------------------             ---------------------------

Name:  Erik L. Jonson                     Name:  Andra C. Ozols

Title: Vice President & CFO               Title: Vice President


ICON ADVISERS, INC.

By:  /s/Andra C. Ozols
     --------------------------

Name:  Andra C. Ozols

Title:  Vice President